UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018

Commission file number: 001-13337

STONERIDGE, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

39675 MacKenzie Drive, Suite 400, Novi, Michigan	48377
(Address of principal executive offices)	(Zip Code)

(248) 489-9300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.05	Costs Associated with Exit or Disposal Activities.

On November 9, 2018, Stoneridge, Inc. (the “Company”) management finalized the previously announced realignment plan of its “Aftermarket Tachograph Systems” business based in its Dundee, Scotland facility (the “Dundee Facility”). The Company also informed employees at the Dundee facility of this realignment decision on November 9, 2018. This realignment will result in the phase-out of production at the Dundee Facility and certain employee terminations (the “Tachograph Realignment”). In addition, the Tachograph Realignment will also result in the rationalization of Tachograph accessory products offered by the Company and the replacement of the internal sales function with a sales distribution model. The Tachograph Realignment decision was the result of Company management refining the Company’s Aftermarket Tachograph Systems business strategy to align with connectivity megatrends that are expected to reshape product needs as the customers of the future will expect a seamless, wireless data management system. The Company believes that there is an opportunity for the tachograph function as part of a connected, secure and online driver information system. The Company’s focus will be on streamlining the product portfolio while maintaining regulatory compliance products to support customers’ current needs. The estimated costs for the Tachograph Realignment include employee severance and termination costs, contract terminations costs, excess and obsolete inventory write-offs, the non-cash write-off of intangible assets, professional fees and the non-cash write-off of impaired fixed assets. The estimated total cost of the Tachograph Realignment is between $2.6 and $3.2 million and will be incurred through 2020.

Forward-Looking Statements

Portions of this Current Report on Form 8-K contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, our directors or officers with respect to, among other things, our (i) belief regarding the future product requirements of our customers regarding tachographs and driver information systems, (ii) the Company’s opportunities regarding driver information systems, and (iii) the expected costs of the Tachograph Realignment. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements in this report are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the reduced purchases, loss or bankruptcy of a major customer or supplier;

•	the costs and timing of business realignment, facility closures or similar actions;

•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;

•	competitive market conditions and resulting effects on sales and pricing;

•	the impact on changes in foreign currency exchange rates on sales, costs and results, particularly the Argentinian peso, Brazilian real, Chinese renminbi, euro, Mexican peso and Swedish krona;

•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;

•	customer acceptance of new products;

•	our ability to successfully launch/produce products for awarded business;

•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;

•	our ability to protect our intellectual property and successfully defend against assertions made against us;

•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;

•	labor disruptions at our facilities or at any of our significant customers or suppliers;

•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;

•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;

•	capital availability or costs, including changes in interest rates or market perceptions;

•	the failure to achieve the successful integration of any acquired company or business;

•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and

•	those items described in Part I, Item IA (“Risk Factors”) of the Company’s 2017 Form 10-K.

The forward-looking statements contained herein represent our estimates only as of the date of this filing and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: November 15, 2018	/s/Robert R. Krakowiak
Robert R. Krakowiak, Executive Vice President Chief Financial Officer and Treasurer (Principal Financial Officer)